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                                                                    EXHIBIT 16.2

                             [ANDERSEN LETTERHEAD]

Office of the Chief Accountant
Securities and Exchange
Commission
450 Fifth Street, NW
Washington, DC 20549

September 21, 2001

Dear Sir or Madam:

We have read the Change in Independent Auditors paragraph included in the Registration Statement to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

Arthur Andersen LLP


                                      /s/ ARTHUR ANDERSEN LLP

cg

Copy to:
Mr. Larry Richards
Northwest Biotherapeutics